EXHIBIT 10(l)

Tuesday, April 6, 2010

Power Sports Factory (PSF) and Crossroads Financial (CF) agree to the following conditions for the companies to continue their current contractual relationship:

-  CF acknowledges that Power Sports Factory is not presently in default on their current loan agreement.

-  CF will not sell any PSF scooters to another party before June 30th, 2010 without the consent of PSF.

-  CF will receive the following payment on each bike model prior to release from MMI:

M50 — $520 + $100 to CTSI = $620

X50- $620 + $100 to CTSI = $720

150XT - $620 + $100 to CTSI —$720

RX200 - $470 + $100 to CTSI = $570

RX50 - $470 + $100 to CTSI — $570.

-  CF and PSF agree this payment to CF will only cover MMI storage, Product Liability insurance and CF interest/management fee.

-  PSF agrees they will sell at least 100 scooters in April, 150 scooters in May, 150 scooters in June. PSF agrees to use its best efforts to facilitate scooter sales as quickly as possible. PSF will continue to provide proper MS0 documents for each sale.

-  PSF agrees that in order to sell 1 X50, we must sell at least 10 units of another model. All other models should be sold in relation to their relative inventory levels.

-  PSF confirms that it has the full right to use the Andretti name and to sell the above mentioned scooters during this period.

/s/ Shawn Landgraf	/s/ Rich Epstein
Name: Shawn Landgraf	Name: Rich Epstein
Title: Chief Executive Officer Power Sports Factory	Title: COO Crossroads Financial